UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 South Figueroa Street, Suite 4050 Los Angeles, California	90017
(Address of principal executive offices)	(Zip Code)

(213) 330-4300

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 18, 2017, the Board of Directors of Genufood Energy Enzymes Corp. (the “Company”) received the resignation of Yi Lung Lin as the Company’s President, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and as director. Mr. Lin’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On April 18, 2017, the Board of Directors of the Company received the resignation of Beckenburg Boon Kee Lim as the Company’s Chief Executive Officer. Mr. Lim’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices

On April 18, 2017, the Board of Directors of the Company appointed Mr. Jui Pin Lin as its new President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer. The Board of Directors of the Company also appointed Mr. Lin as a director, along with Ms. Yi Ling Chen and Mr. Ching Ming Hsu. The appointment of the directors was ratified by written consent of the majority of the Company’s shareholders.

Mr. Jui Pin Lin, also known as John J.P. Lin, age 61, is a Taiwanese national and a businessman and textile fabric specialist by profession. From November 1983 to date, Mr. Lin is the founder of Risesun Electrical & Industry Co Ltd, Taiwan, a private company From March 1994 to present, he has been the founder of Risesun Electric & Industry (Kunshan) Co Ltd, China, a private company. From May 1998 to present, he has been the founder of Yogo Textile Co Ltd, Bangladesh, a private company.

Mr. Lin will serve as our officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Lin and any other person pursuant to which he was selected as an officer. There are no family relationship between Mr. Lin and any of our officers or directors. Mr. Lin has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940

Ms. Yi Ling Chen, also known as Betty Chen, age 41, is a Taiwanese national and a Human Resource Specialist and Administrator by profession. Since December 2010 to present, she is the Human Resource Specialist at the Chuto Hotel Co. Ltd., Taiwan, a private Company.

Ms. Chen will serve as our officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Ms. Chen and any other person pursuant to which she was selected as an officer. There are no family relationship between Ms. Chen and any of our officers or directors. Ms. Chen has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Ching Ming Hsu, also known as James Hsu, age 57, is a Taiwanese national and a businessman and economist by profession. From May 2011 to June 2012, Mr. Hsu was the Sale Manager for Union Finances & Leasing Co. Ltd., Taiwan, a private company. From July 2012 to June 2013, he was the Development Manager for Opendata.ecnow International Co. Ltd., Taiwan, a private company. From June 2013 to March 2017 he returned as Project Manager of Union Finances & Leasing Co. Ltd., Taiwan, a private company. From March 2017 to present, he has been the Founder and General Manager of EZ Tourism Co., a private company.

Mr. Hsu will serve as our officer until his duly elected successor is appointed or he resigns. There are no arrangements or understandings between Mr. Hsu and any other person pursuant to which he was selected as an officer. There are no family relationship between Mr. Hsu and any of our officers or directors. Mr. Hsu has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: April 18, 2017	By:	/s/ Jui Pin Lin
Jui Pin Lin, Director

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